UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 16, 2005, the Company issued a press release entitled “UTStarcom to Delay Filing of Its 2005 Annual Report,” wherein the Company announced that it was delaying the filing of its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) in order to (i) enable the Audit Committee of the Board to complete an investigation with regard to the circumstances surrounding the premature recognition of revenue on certain transactions, and (ii) management to complete the preparation of its 2005 consolidated financial statements and its assessment as of December 31, 2005 of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to the Indenture (the “Indenture”) with respect to the Company’s 7/8% Convertible Subordinated Notes due 2008 (the “Notes”), the Company is required to file all reports and other information and documents which it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934 and provide a copy of such filings to the trustee for the holders of the Notes (the “Trustee”). Pursuant to the Indenture, a default by the Company on this requirement becomes an event of default (as described in the Indenture) (i) if the Trustee notifies the Company of the default or (ii) the holders of at least 25% in aggregate principal amount of the Notes outstanding notify the Company and the Trustee of the default, and (iii) the Company does not cure the default within 60 days after receipt of such notice.

The Company has received notice from the Trustee asserting that if the Company fails to file the 2005 Form 10-K on or before June 2, 2006, such failure will constitute an event of default pursuant to the Indenture. If such an event of default were to occur, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding would have the right to declare all unpaid principal and accrued interest on the Notes then outstanding to be immediately due and payable.

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about a potential event of default under the Indenture and the anticipated consequences of such an event of default. Those statements are subject to risks and uncertainties that may cause actual results to differ materially. The Company refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: April 20, 2006	By:	/s/ Hong Liang Lu
	Name:	Hong Liang Lu
	Title:	President and Chief Executive Officer, Chairman of the Board of Directors